As filed with the Securities and Exchange Commission on October 12, 2006
Registration Statement No. 333-117228

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

POST-EFFECTIVE AMENDMENT
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

NEW YORK MORTGAGE TRUST, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	47-0934168
(State or Other Jurisdiction of	(I. R.S. Employer Identification Number)
Incorporation or Organization)

1301 Avenue of the Americas
New York, New York 10019
(212) 634-9400
(Address of principal executive office, including zip code)

NEW YORK MORTGAGE TRUST, INC.
2004 STOCK INCENTIVE PLAN
(Full title of the Plan)
______________________

Steven B. Schnall
David A. Akre
Co-Chief Executive Officers
New York Mortgage Trust, Inc.
1301 Avenue of the Americas
New York, New York 10019
(212) 634-9400
(Name, address, including zip code, and telephone number including area code, of agent for service)

With copies to:

Daniel M. LeBey, Esq.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200
____________________

DEREGISTRATION OF 189,216 SHARES OF COMMON STOCK

New York Mortgage Trust, Inc. (the “Company”) registered 1,088,125 shares of common stock (the “Common Stock”) of the Company on a Registration Statement on Form S-8 (File No. 333-117228) (the “Registration Statement”), filed on July 8, 2004, which shares are issuable pursuant to the Company’s 2004 Stock Incentive Plan (the "2004 Plan").

The purpose of this Post-Effective Amendment to the Registration Statement is to deregister 189,216 of the shares of Common Stock registered pursuant to the Registration Statement and which remain unissued. The registration of those 189,216 shares of Common Stock under the 2004 plan is no longer necessary since they are now issuable pursuant to the Company’s 2005 Stock Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 12, 2006.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

By:	/s/Michael I. Wirth
Michael I. Wirth
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steven B. Schnall
Steven B. Schnall	Chairman of the Board, President and Co-Chief Executive Officer (principal executive officer)	October 12, 2006
/s/ David A. Akre
David A. Akre	Director and Co-Chief Executive Officer (principal executive officer)	October 12, 2006
/s/ Michael I. Wirth
Michael I. Wirth	Chief Financial Officer, Executive Vice President, Secretary and Treasurer (principal financial officer and principal accounting officer)	October 12, 2006
/s/ David R. Bock
David R. Bock	Director	October 11, 2006
/s/ Alan L. Hainey
Alan L. Hainey	Director	October 10, 2006
/s/ Steven G. Norcutt
Steven G. Norcutt	Director	October 6, 2006
/s/ Mary Dwyer Pembroke
Mary Dwyer Pembroke	Director	October 11, 2006

Jerome F. Sherman	Director
/s/ Thomas W. White
Thomas W. White	Director	October 11, 2006

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